Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Quarterly Report of Single Touch Systems Inc. (the "Company") on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Macaluso, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Anthony Macaluso
Anthony Macaluso
President
Principal Executive Officer and Principal Financial Officer

May 16, 2011